AMENDMENT NO. 1 to SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT No. 1 (this “Amendment”) to the Sub-Administration Agreement (defined below) made as of December 10, 2014 and effective as of 12:00 a.m. February 9, 2015, by and between ISI Inc., a Delaware corporation (the “Administrator”) and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, ALPS and the Administrator have entered into a Sub-Administration Agreement, dated July 30, 2014 (the “Sub-Administration Agreement”); and

WHEREAS, on December 10, 2014, the Board of Directors of each of the Total Return U.S. Treasury Fund, Inc., Managed Municipal Fund, Inc., North American Government Bond Fund, Inc. and ISI Strategy Fund, Inc. (each a “Fund,” and collectively the “Funds”), approved ALPS Distributors, Inc., a Colorado corporation (“ADI”), to serve as distributor to the Funds pursuant to a separate distribution agreement between the Funds and ADI (the “Distribution Agreement”), effective February 9, 2015; and

WHEREAS, in light of the foregoing, ALPS and the Administrator wish to modify the provisions of the Sub-Administration Agreement to reflect revised APPENDIX C – COMPENSATION.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Distribution Agreement, and intending to be legally bound, the parties hereto agree as follows:

1.	APPENDIX C – COMPENSATION. APPENDIX C – COMPENSATION of the Sub-Administration Agreement is replaced in its entirety with the attached APPENDIX C – COMPENSATION.

2.
Remainder of the Agreement.  Except as specifically set forth herein, all other provisions of the Sub-Administration Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Sub-Administration Agreement.

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IN WITNESS WHEREOF, this Amendment No. 1 has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment No. 1 first set forth above.

ISI, INC.

By:	/s/ R. Alan Medaugh
Name:	R. Alan Medaugh
Title:	President

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May
Name:	Jeremy O. May
Title:	President